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                                                                    EXHBIIT j(2)

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the use in this Registration Statement on Form N-1A of our ten reports each dated February 20, 2004, relating to the financial statements and financial highlights of INVESCO - VIF Core Equity Fund, INVESCO - VIF Dynamics Fund, INVESCO - VIF Financial Services Fund, INVESCO - VIF Health Sciences Fund, INVESCO - VIF Leisure Fund, INVESCO - VIF Small Company Growth Fund, INVESCO - VIF Technology Fund, INVESCO - VIF Total Return Fund, INVESCO - VIF Utilities Fund and AIM V.I. Real Estate Fund (formerly known as INVESCO - VIF Real Estate Opportunity Fund), ten of the thirty three funds constituting the AIM Variable Insurance Funds, which appear in such Registration Statement. We also consent to the references to us under the headings "Financial Highlights" and "Other Service Providers" in such Registration Statement.




/s/ PricewaterhouseCoopers LLP

Houston, Texas
April 8, 2004